                                                                                                  Exhibit 10.4

                                       RESTRICTED STOCK UNITS AGREEMENT
                                       --------------------------------

         This RESTRICTED STOCK UNITS Agreement (the "Agreement") is entered into as of May 12, 2003 (the
"Effective Date"), by and between The Phoenix Companies, Inc., a Delaware corporation (the "Company") and
Daniel T. Geraci (the "Executive").

                                              W I T N E S S E T H
                                              - - - - - - - - - -

         WHEREAS, on and after the Effective Date, the Company desires to employ the Executive as Executive
Vice President, Asset Management;

         WHEREAS, the Company and the Executive desire to enter into this Agreement as to the terms of the
Restricted Stock Units Award by the Company; and

         WHEREAS, this Agreement shall supersede any prior written entered into between the Executive and the
Company prior to the Effective Date with respect to the subject matter hereof.

         NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                                  ARTICLE I
                                            RESTRICTED STOCK UNITS

                  Section 1.1.   Restricted Stock Unit.  "Restricted  Stock Unit" means the right to receive one share of common stock of the Company, par value $0.01 per share ("Common Shares") subject to the terms of this Agreement. Under the Agreement, the Company is awarding you a number of Restricted Stock Units that is equal to $2,000,000 divided by the closing price of the Common Shares over the ten (10) trading days prior to your start date of May 12, 2003 ("Start Date") (the "Award"). The date of your Award is April 14, 2003 (the
"Grant Date"). The number of shares in your Award is set forth in Schedule A, attached hereto.

                  Section 1.2.   Vesting.  Your Restricted Stock Units will vest on the earlier of (a) the conclusion of the three-year period commencing on the Start Date or (b) the occurrence of a Change in Control
(as defined in the Change in Control Agreement entered into between the parties simultaneously herewith) and
(i) a termination of your employment by the Company, or its successor, without Cause (as such term is defined in the Change in Control Agreement) or (ii)

a termination by you for "Good Reason" (as such term is defined in the Change in Control Agreement).

                  Section 1.3.   Termination of Employment.  If your employment with the Company terminates for any reason and your Restricted Stock Units do not vest on or before the date of your termination in accordance with Section 1.2, your Restricted Stock Units shall be forfeited and you shall have no rights thereunder or hereunder.

                  Section 1.4.   No Common Shares Issued Until after June 26, 2006.  If your Restricted Stock
Units vest, the Common Shares that underlie your Restricted Stock Units will be issued on June 26, 2006 (the period beginning on the Grant Date and ending on June 26, 2006 is referred to in this Agreement as the
"Restricted Period"). No Common Shares will be issued at the time your Award is granted, and the Company will not be required to set aside a fund for the payment of your Award.

                                                  ARTICLE II
                                             RIGHTS AND SETTLEMENT

                  Section 2.1.   Rights as a Shareholder.  Your Restricted Stock Units will not give you any right to vote on any matter submitted to the Company's stockholders. You will have voting rights with respect to the Common Shares that underlie your Restricted Stock Units only after the shares have actually been issued to you.

                  Section 2.2.   Restrictions on Transferability.  You will not have any right to sell, assign, transfer, pledge, hypothecate or otherwise encumber your Restricted Stock Units. Any attempt to effect any of the preceding in violation of this Section 2.2, whether voluntary or involuntary, will be void.

                  Section 2.3.   Dividend Equivalents.  The Company will credit each of your Restricted Stock
Units with Dividend Equivalents from the date your Award is granted to the end of the Restricted Period. A
"Dividend Equivalent" is, at the time the Company pays any cash dividend on its Common Shares, an amount equal to the cash dividend per Common Share multiplied by the number of Common Shares then underlying each
Restricted Stock Unit.

                  Section 2.4.   Settlement of Your Restricted Stock Units.

         (a)      Promptly after the end of the Restricted Period, the Company will deliver to you the number of Common Shares then underlying your vested Restricted Stock Units, together with any Dividend
         Equivalents credited to them with interest on such Dividend Equivalents at the short-term or mid-term
         Applicable Federal Rate, as applicable, for obligations running from the dividend payment date. You will be able to sell 50% of the Award at any time thereafter and you will be required to hold the balance of the Award for a period of five years beginning on June 26, 2006 and ending on June 26,
         2011. You may retain your Restricted Stock Units and not convert them to Common Stock by electing, on or before December 31, 2005, to retain your Restricted Stock Units until retirement, termination or other agreed upon period ending on or after June 26, 2006.

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         (b)      For the purpose of assuring that you do not acquire beneficial ownership of any Common
         Shares within the meaning of Section 7312(w) of the New York Insurance Law, as in effect on the date of the demutualization that occurred on June 25, 2001 of Phoenix Home Life Mutual Insurance Company
         pursuant to a plan of reorganization approved by the New York State Superintendent of Insurance under
         Section 7312 of the New York Insurance Law (the "Demutualization"), notwithstanding anything in this
         Annex to the contrary, in no event will any Common Shares attributable to the Restricted Stock Units granted to you be issued before the fifth anniversary of the Demutualization.

                  Section 2.5.   Adjustment Due to Change in Capitalization.  If any Adjustment Event occurs from the date your Award is granted to the end of the Restricted Period, the number of Common Shares underlying each Restricted Stock Unit will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Company, the Adjustment Event. In any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, each Restricted Stock Unit shall pertain to the securities and other property to which a holder of the number of Common Shares underlying the Restricted Stock Unit would have been entitled to receive in connection with such event. If, as a result of any Adjustment Event, your Restricted
Stock Units represent the right to receive cash in whole or in part (other than as a result of Dividend
Equivalents), then the Company will promptly pay you such cash on the later of (a) the date that such payment would not violate any law or regulation, including Section 7312(w) of the New York Insurance Law and (b) the
15th day (or, if such day is not a business day, the next business day) after your termination of employment with the Company. An "Adjustment Event" means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Shares or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below fair market value, or other similar event affecting the Common Shares.

                                                 ARTICLE III
                                                ADMINISTRATION

                  Section 3.1.   Administration.  The Company is authorized to reasonably interpret in good faith your Award and this Agreement and to make all other reasonable determinations in good faith necessary or advisable for the administration and interpretation of your Award to carry out its provisions and purposes, provided that such interpretation or determination shall be consistent with the interpretation or determination made by the Company with respect to senior management under other similar equity compensation plans. Determinations, interpretations or other actions made or taken by the Company pursuant to the provisions of this Agreement shall be final, binding and conclusive for all purposes and upon all persons. The
Company may consult with legal counsel, who may be regular counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

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                                                  ARTICLE IV
                                                 MISCELLANEOUS

                  Section 4.1.   Tax Withholding.  The Company will have the power to withhold, or require you to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to your Award (or settlement thereof), and the
Company may defer payment of cash or issuance or delivery of Common Shares until such requirements are satisfied. The Company may, in its discretion, permit you to elect, subject to such conditions as the Company shall impose (a) to have Common Shares deliverable in respect of your Award withheld by the Company or (b) to deliver to the Company previously acquired Common Shares, in each case, having a fair market value sufficient to satisfy your statutory minimum Federal, state and local tax obligation associated with the transaction.

                  Section 4.2.   Common Shares Subject to this Award.  The Common Shares to be delivered in connection with your Award may consist, in whole or in part, of Common Shares held in treasury or authorized but unissued Common Shares, not reserved for any other purpose.

                  Section 4.3.   Successor.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, if your Restricted Stock Units remain outstanding, to unconditionally assume the obligations of the Company with respect to your Restricted Stock Units in writing and will provide a copy of the assumption to you.

                  Section 4.4.   Requirements of Law.  The granting of your Award and the issuance of Common
Shares will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                  Section 4.5.   No Impact on Benefits.  Your Award will not be compensation for purposes of calculating your rights under any employee benefit plan.

                  Section 4.6.   Instrument and Securities Law Compliance.  The Company shall have the authority to determine the instruments by which your Award shall be evidenced. Instruments evidencing your
Award may contain such other provisions, not inconsistent with this Annex, as the Company deems advisable. In addition, any Common Shares issued in connection with your Award shall be registered with the SEC at the expense of the Company for resale on or before the first day on which you may transfer the shares under the
Award (or such later date as you request) unless such shares are eligible for sale by you pursuant to Rule 144
(k) of the Securities Act of 1933 (or any successor provision) in the opinion of your counsel, which registration shall be in a form reasonably acceptable to you, shall be subject to your reasonable prior review and comments, shall remain effective until all Common Shares subject to the Award have been sold (but need not be effective for more than 365 days after first day on which you may transfer the Common Shares subject to your Award or, if applicable, such later date as to which you shall have requested effectiveness) and the
Company and you shall, prior to the effectiveness of the registration, enter into a customary registration rights which will contain provisions, among other things, requiring the Company to indemnify you and any third persons

                                                      4

reasonably requested by you in connection with the sale of any Common Shares and reimburse you for your reasonable out-of-pocket expenses (other than underwriting discounts) in connection therewith and will contain customary black-out periods. In the event of your death, or other permitted private transfer of the Common
Shares, all of your rights in this Section 4.7 shall be transferred to your estate or other transferee.

                  Section 4.7.   Governing Law.  The validity, interpretation, construction and performance of this Agreement and your Award shall be governed by the laws of the State of Connecticut.

                                                      5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                       THE PHOENIX COMPANIES, INC.

                                                       By:               /s/ Bonnie J. Malley
                                                              -------------------------------------------
                                                       Title:                SVP Corp. Admin
                                                                  ---------------------------------------

                                                                      /s/ Daniel T. Geraci
                                                         ------------------------------------------------
                                                         Daniel T. Geraci

                                                      6

                                                  Schedule A

                          to Restricted Stock Unit Agreement dated as of May 12, 2003

1)   The Average Closing price of The Phoenix Companies, Inc. stock on the New York Stock Exchange over the ten (10) trading day prior to your start date was $7.843 (Dollars and Cents).

2)   Total value of Restricted Stock Unit Grant was $2,000,000 (Two Million Dollars).

3)   Total number of restricted stock units granted was:

                       $2,000,000                255,004.4626
                 ----------------------   =
                         $7.843

Hire                   12-May-
                            03

Criteria: Average of 10 trading days
prior to start

       28-Apr-03        $7.89
       29-Apr-03        $7.94
       30-Apr-03        $7.90
        1-May-03        $7.87
        2-May-03        $8.00
        5-May-03        $8.10
        6-May-03        $8.00
        7-May-03        $7.84
        8-May-03        $7.39
        9-May-03        $7.50

Average                $7.843
price

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